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                                                               Exhibit (a)(1)(D)

ChaseMellon Shareholder Services, L.L.C.          CALL TOLL-FREE: (888) 451-6741
44 Wall Street
7/th/ Floor
New York, NY 10005


                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock

                                      of
                        Meridian Insurance Group, Inc.
                                      at
                          $20.00 Net Per Common Share

                                      by

               Meridian Insurance Group Acquisition Corporation

                         a wholly owned subsidiary of

                       American Union Insurance Company

--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
          ON FRIDAY, SEPTEMBER 29, 2000, UNLESS THE OFFER IS EXTENDED.
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                                                                August 31, 2000

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed by Meridian Insurance Group Acquisition Corporation ("Purchaser"), an Illinois corporation and a wholly owned subsidiary of American Union Insurance Company, an Illinois stock insurance company ("Parent"), to act as Information Agent in connection with Purchaser's offer to purchase all outstanding shares of common stock, no par value (the "Common Shares") of Meridian Insurance Group, Inc., an Indiana corporation (the "Company"), at a price of $20.00 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated August 31, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Common Shares registered in your name or in the name of your nominee.

     The Offer is conditional upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Common Shares which, together with Common Shares owned by Parent, Shepard and Purchaser, constitute at least 50.1% of the voting securities of the Company outstanding on a fully diluted basis (the "Minimum Condition"); (2) Purchaser being satisfied, in its sole discretion, that the provisions of the Indiana Business Combination Chapter are inapplicable to the Offer and Proposed Merger described in the Offer to Purchase (the "Business Combination Condition"); (3) Purchaser being satisfied, in its sole discretion, that the provisions of the Indiana Control Share Acquisitions Chapter are inapplicable to the Offer and the Proposed Merger described in the Offer to Purchase (the "Control Share

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Acquisitions Condition"); (4) Parent, Shepard and Purchaser having obtained all insurance regulatory approvals necessary for their acquisition of control of the Company and its insurance subsidiaries on terms and conditions satisfactory to Purchaser in its sole discretion (the "Insurance Regulatory Approval Condition"), and (5) Purchaser obtaining financing ("Purchaser Obtaining Financing Condition.") The Offer is also subject to certain other terms and conditions set forth in the Offer to Purchase.

     For your information and for forwarding to your clients for whom you hold Common Shares registered in your name or in the name of your nominee, or who hold Common Shares registered in their own names, we are enclosing the following documents:

     1.   The Offer to Purchase dated August 31, 2000.

     2. The Letter of Transmittal for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Common Shares;

     3. Notice of Guaranteed Delivery to be used to accept the Offer if a shareholder's certificates evidencing such shareholder's Common Shares and all other required documents are not immediately available or cannot be delivered to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A printed form of a letter which may be sent to your clients for whose accounts you hold Common Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 29, 2000, UNLESS THE OFFER IS EXTENDED.

     Your attention is invited to the following:

     1. The tender price is $20.00 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

     2.   The Offer is being made for all outstanding Common Shares.

     3. The Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on Friday, September 29, 2000, unless the Offer is extended.

     4. The Offer is conditioned upon, among other things, the Minimum Condition, the Business Combination Condition, the Control Share Acquisitions Condition, the Insurance Regulatory Approval Condition, and the Purchaser Obtaining Financing Condition. The Offer is also subject to certain other terms and conditions set forth in the Offer to Purchase.

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     5.   Except as otherwise provided in Instruction 6 of the Letter of
Transmittal, tendering shareholders will not be obligated to pay stock transfer taxes with respect to the purchase of Common Shares by Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exception applies or unless the required taxpayer identification information is provided. See Instruction 10 of, and "Important Tax Information" in, the Letter of Transmittal.

     6. In all cases, payment for Common Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates evidencing such Common Shares (or a confirmation of a book-entry transfer of such Common Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase)), a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal. See Section 3 -- "Procedures for Accepting the Offer and Tendering Common Shares" of the Offer to Purchase.

     If holders of Common Shares wish to tender, but it is impracticable for them to forward their certificates evidencing such Common Shares or other required documents prior to the Expiration Date or, if applicable, to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedure described in Section 3 -
- "Procedures for Accepting the Offer and Tendering Common Shares" of the Offer to Purchase.

     Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Depositary and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of tenders of Common Shares pursuant to the Offer. However, Purchaser will reimburse you for customary mailing & handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Common Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Offer should be addressed to ChaseMellon Shareholder Services, L.L.C., the Information Agent, at the address and telephone numbers set forth on the back cover page of the Offer to Purchase.

                                     Very truly yours,


                                     ChaseMellon Shareholder Services, L.L.C.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON, THE AGENT OF THE PARENT, SHEPARD, THE PURCHASER, THE COMPANY, THE INFORMATION AGENT OR THE DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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